EXHIBIT 23.1







             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the incorporation by reference in the Registration Statements of Herley Industries, Inc. on Form S-8 [File numbers 333-145503, 333-121554, 333-71476, 333-95327, 333-46777 and 333-17369] of our report dated October 20,
2008, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. and Subsidiaries as of August 3, 2008 and July 29, 2007 and for the fifty-three (53) weeks ended August 3, 2008 and the fifty-two (52) weeks ended July 29, 2007 and July 30, 2006 and our audit report dated October 20, 2008 with respect to our audit of the effectiveness of internal control over financial reporting of Herley Industries, Inc. as of August 3, 2008, appearing in this Annual Report on Form 10-K of Herley Industries, Inc. for the fifty-three (53) weeks ended August 3, 2008.

/s/ Marcum & Kliegman LLP
-------------------------

Marcum & Kliegman LLP
Melville, New York
October 21, 2008